UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 9, 2020

SCHMITT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	001-38964	93-1151989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
2765 N.W. Nicolai Street Portland, Oregon 97210-1818
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (503) 227-7908

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock – no par value Series A Junior Participating Preferred Stock Purchase Rights	SMIT	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

On June 9, 2020, the United States Bankruptcy Court for the Eastern District of New York announced that the Company was the successful bidder for the acquisition of certain acquired assets of Ample Hills Holdings, Inc., including equipment, inventory, and all intellectual property, including the names and marks of AMPLE HILLS and AMPLE HILLS CREAMERY and all derivatives thereof. The Company’s bid is subject to the agreement and assumption of seven out of ten leases and final Board approval, and provides that in consideration for the acquisition of the assets the Company will pay $1,000,000 and assume any negotiated cure amounts under the leases. A hearing to consider the Company’s bid has been scheduled for June 30, 2020 and consummation of the transactions contemplated by the Company’s bid is subject to entry of an acceptable order by the bankruptcy court, the execution and delivery of an Asset Purchase Agreement and the satisfaction of the closing conditions contained therein. Accordingly, there can be no assurance that the transactions contemplated by the Company’s bid will be consummated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHMITT INDUSTRIES, INC.

June 11, 2020	By:	/s/ Jamie Schmidt
Name: Jamie Schmidt
Title: Chief Financial Officer and Treasurer